                                                                   EXHIBIT 10.31



CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.


June 10, 2002


William G. Gerber, MD
President & CEO
Epoch Biosciences, Inc.
21720 23rd Dr. SE #150
Bothell, WA 98021


RE:     LETTER AGREEMENT BETWEEN EPOCH BIOSCIENCES, INC. AND BAY CITY CAPITAL BD
        LLC


Dear Bill:

        This Letter Agreement (this "Agreement") will confirm the understanding and agreement between Bay City Capital BD LLC ("BCC") (the "Advisor") and Epoch Biosciences, Inc. ("Epoch" or the "Company") as follows:

        1. The Company hereby engages the Advisor as the Company's sole and exclusive advisor for the purpose of:

        (a) Identifying opportunities for the Company to enter strategic transactions intended to improve the Company's value; and

        (b) Providing general advice and assistance relating to structuring and negotiating of such transactions; and

        (c) Providing general advice and assistance relating to developing and implementing a [*] strategy.

        2. The Advisor hereby accepts the engagement described in paragraph 1 and, in that connection, agrees to:

        (a) Assist Company management in strategic planning, including evaluating opportunities for entering new product or technology areas;

        (b) Assist the Company in identifying and evaluating strategic transactions;


      *CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.

        (c) Assist the Company in developing a comprehensive [*] strategy, including:

               (i) Making available to the Company an existing body of research undertaken by the Advisor concerning the [*] industry (the [*] as further described in Exhibit A); and

               (ii) Conducting continued research and analysis on behalf of the Company into emerging technologies, business opportunities and competitive efforts in the area of [*].

        3. For purposes of this Agreement:

        (a) A "Purchase" by the Company shall mean any transaction or series or combination of transactions, with a party identified by the Company pursuant to Section 4(a) below, whereby directly or indirectly, a majority of the voting equity interests in a business entity, or a material amount of any of the respective assets of a business entity is acquired by the Company for Consideration. A Purchase shall exclude the acquisition of capital equipment from a seller in the ordinary course of its business.

        (b) "Acquisition of the Company" shall mean any transaction or series or combination of related transactions, whereby directly or indirectly, a majority of the voting equity interests in the Company, or substantially all of the assets of the Company, are acquired by a third party

        (c) An "Alliance" with the Company shall mean any agreement, arrangement or collaboration, other than a Purchase by the Company, with a party identified by the Company pursuant to
               Section 4(a) below, whereby the Company transfers or commits a material amount of Company assets (whether in the form of cash, equipment, employee resources or otherwise) toward a third-party business arrangement, including without limitation, through a joint venture or strategic partnership, a minority investment, or any similar transaction, but in no event shall include an Acquisition of the Company. An Alliance shall also exclude (i) any bank credit arrangements for the purpose of capital equipment debt/lease or receivables financing; and (ii) supply, licensing and development agreements with third parties entered into in the normal course of business where the sole purpose is to commercialize existing Company technologies and there are no third-party technologies or products being transferred to or committed to the Company by such third-party.

        (d) "Consideration" shall mean the gross value of all cash, securities and other property (i) paid directly or indirectly by the Company in connection with a Purchase, (ii) paid directly or indirectly by the Company in connection with an Alliance, (iii) contributed by the Company in the case of an Alliance with the Company involving a joint

      *CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.

               venture or strategic partnership. The value of any such securities (whether debt or equity) or other property shall be determined as follows: (x) the value of securities for which there is an established public market will be equal to the average of the closing market price of the security over the ten
               (10) trading days immediately preceding the closing of such Purchase, and (y) the value of securities that have no established public market, and the value of consideration that consists of other property, shall be the fair market value thereof. "Consideration" in an Alliance shall include, without limitation, up-front equity payments, up-front licensing fees up-front royalties and milestones (with the exception of those instances where milestone achievement is directly financed by the Company, in which case only the premium above costs incurred will be included as consideration), but shall exclude recurring royalties and similar such payments. "Consideration" also shall be deemed to include the aggregate principal amount of any indebtedness for money borrowed and any unfunded pension liabilities and guarantees of the transferor or Alliance partner, assumed, directly or indirectly, whether contractually or by operation of law, in connection with such Purchase, or Alliance. "Consideration" in an Alliance shall exclude the internal expenses or expense commitments of the Alliance partner, or amounts paid to third parties for research work or furtherance of the Alliance products or programs.

        4.     The Company shall:

        (a) Furnish to the Advisor the names of any parties for which the Company desires the Advisor's engagement hereunder concerning a possible Purchase by the Company or an Alliance with the Company (a current list of such parties is attached as Exhibit B, which will be updated by the Company quarterly by written notice to the Advisor);

        (b) Furnish to the Advisor the names of all parties which the Company has or intends to approach with regard to supply, license or development agreements concerning existing Company technologies;

        (c) Furnish to the Advisor the conclusions of any research to date regarding emerging technologies or other strategic opportunities for which the Company desires the Advisor's engagement hereunder concerning possible Purchase or Alliance.

        (d) Make available to the Advisor all information concerning the business, assets, liabilities, operations, financial condition and prospects of the Company that the Advisor reasonably requests in connection with the performance of its obligations hereunder. All such information provided by or on behalf of the Company shall, to the best of the Company's knowledge after reasonable investigation, be complete and accurate and not misleading, and the Advisor shall be entitled to rely upon the accuracy and completeness of all such information without independent verification. The Company shall continue to advise the Advisor regarding any material developments or matters relating to the Company that occur during the term of the Advisor's engagement hereunder.

\
        (e)    Actively participate in the development of a [*] plan.

        5. As compensation for the services rendered by the Advisor hereunder, the Company shall pay the Advisor as follows:

        (a) A retainer fee (the "Fee") of Twelve Thousand Five Hundred Dollars ($12,500) per month during the term of this Agreement;

        (b) Transaction fees according to the schedule below, payable in cash or warrants to purchase stock at the sole discretion of the Company.

               [*] Percent ([*] %) of the Purchase Consideration, with a minimum of $[*] fee per transaction. Notwithstanding the foregoing, if the aggregate Consideration in a Purchase transaction is less than Ten Million Dollars, the compensation shall be equal to [*] Percent ([*] %) of the Consideration, with a minimum of $[*] fee per transaction.

               [*] Percent ([*] %) of the Alliance Consideration, with a minimum of $[*] fee per transaction.

               A transaction will be considered to have occurred upon closing and any fee with respect to Consideration received after closing, shall be payable only after actual receipt.

        (c) If compensation is made using warrants to purchase stock, the Company shall issue to the Advisor warrants to purchase shares of the Company's common stock with the following features:

Number of Shares:     The number of shares issuable on exercise of
                      the warrants shall be calculated so that the Black-Scholes value, on the earlier of the date of signing a letter of intent or definitive agreement, (the "Transaction Signing
                      Date", which may predate the closing), equals the transaction fee payable to the Advisor set forth in
                      Section 5(b) above, assuming a forty percent (40%) volatility. The number of shares is subject to adjustment as set forth below.

Exercise Price:       Either (i) for warrants issued within six (6)
                      months of the date of this Agreement, the average of the closing prices over the ten (10) trading days preceding the execution of this Agreement, or (ii) for warrants issued six (6) months or more after the execution of this Agreement, the average of the closing prices over the ten
                      (10) trading days preceding the six (6) month anniversary of this Agreement.

      *CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.

Adjustment to
Number of Shares
(Stock Price
Increase):            If, on the date of issuance of the warrants, the spread
                      (i.e. the difference between (i) the aggregate value of the shares underlying the warrant based on the average of the closing prices over the ten (10) trading days preceding the Transaction Signing Date, and (ii) the aggregate exercise price) exceeds two (2) times the transaction fee payable under Section 5(b) above, then the number of shares issuable on exercise of the warrant shall be reduced to limit the spread to two (2) times the transaction fee. In such case the exercise price will not change from that set forth above. An example of this adjustment is set out on Exhibit C.

Adjustment to Number
of Warrants and
Exercise Price (Stock
Price Decrease):      If, on the Transaction Signing Date, the exercise price as calculated above is more than the average of the closing prices over the ten (10) trading days preceding the Transaction Signing Date, then the exercise price shall decrease to be the average of the closing prices over the ten (10) trading days preceding the Transaction Signing
                      Date so that the Black-Scholes value of the warrants equals the transaction fee payable to the Advisor set forth in Section 5(b) above, assuming a forty percent
                      (40%) volatility. In such case both the exercise price and the number of shares issuable on exercise of the warrants will change from that set forth above. An example of this adjustment is set out on Exhibit C.

Term:                 Five (5) years.

Exercise Method:      Cash or net exercise based on the closing price of the
                      common stock on the day preceding the date of exercise.

Anti-Dilution:        After issuance, adjustment of exercise price and number of shares for stock splits, combinations, etc. No other price adjustment for changes in value or dilution.

Merger, Acquisition:  Warrant terminates on acquisition of the Company.

Registration Rights:  Piggyback.

A form of warrant is attached to this letter agreement as Exhibit D.

        6. In addition to the above fees, the Company shall reimburse the Advisor upon request and receipt of appropriate documentation for its reasonable out of pocket expenses incurred in connection with its engagement hereunder.

        7.     The Company shall:

        (a) indemnify and hold harmless the Advisor and its directors, controlling persons, officers, employees, agents, representatives, and affiliates, and the directors, controlling persons, officers, employees, agents, representatives, and affiliates of such other party's agents, representatives, and affiliates (collectively, "Indemnified Persons"), from and against any and all losses, claims, actions, suits, damages, costs, expenses, fees or liabilities (including, but not limited to, reasonable attorneys' fees) to which the Indemnified Persons may become subject or may suffer as a result of claims, suits, actions or other proceedings by the Company or any other third-parties arising out of the rendering of services by the Advisor hereunder (including any services rendered prior to the date hereof), or the rendering of additional services by the Advisor as requested by the Company that are related to the services rendered hereunder, provided no such indemnification shall apply to any loss, or claim arising from (i) the gross negligence or willful misconduct of the Advisor or any Indemnified Person or (ii) any claim of Company against the Advisor; and

        (b) reimburse the Advisor and its directors, controlling persons, officers, employees, agents, representatives, and affiliates, and the directors, controlling persons, officers, employees, agents, representatives, and affiliates of such other party's agents, representatives, and affiliates promptly for any legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuits, investigations, claims or other proceedings arising out of the rendering of services by the Advisor hereunder or the rendering of additional services by the Advisor as requested by the Company that are related to the services rendered hereunder (including, without limitation, in connection with the enforcement of this Agreement and the indemnification obligations set forth herein), provided no such reimbursement shall apply to any lawsuit, investigation, claim or proceeding arising from the gross negligence or willful misconduct of the Advisor or any Indemnified Person. The Company agrees that the indemnification and reimbursement commitments set forth in this paragraph 7 shall apply whether or not the Advisor is a formal party to any such lawsuits, investigations, claims or other proceedings and that such commitments shall extend upon the terms set forth in this paragraph to any Indemnified Person. The Company further agrees that, without the Advisor's prior written consent, it will not enter into any settlement of a lawsuit, claim or other proceeding arising out of the transactions contemplated by this Agreement (whether or not the Advisor or any other Indemnified Person is an actual or potential party to such lawsuit, claim or proceeding) , unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Persons.

        8. In the event of a third party claim, the Company shall be entitled to defend the Indemnified Persons with counsel of its choice. The Indemnified Persons are entitled to retain separate counsel of their choice (at the Indemnified Person's expense) in connection with any such third party claim.

        9. The Company and the Advisor agree that if any indemnification or reimbursement sought pursuant to the preceding paragraph 7 is judicially determined to be unavailable for a reason other than the gross negligence or willful misconduct of the Advisor, then, whether or not the Advisor is the Indemnified Person, the Company and the Advisor shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand, and the Advisor on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Company on the one hand, and the Advisor on the other hand, as well as any other equitable considerations. The Advisor (together with its related Indemnified Persons) shall not be under any obligation to contribute an amount in excess of the fees paid to the Advisor hereunder, unless such obligation results from the negligence or willful misconduct of the Advisor.

        10. Except as contemplated by the terms hereof or as required by applicable law or pursuant to an order entered or subpoena issued by a court of competent jurisdiction, the Advisor shall keep confidential all non-public information provided to it by the Company, or by a third-party for the benefit of the Company, and shall not disclose such information to any third party, other than such of its employees and advisors as the Advisor determines to have a need to know and who are under an obligation of confidentiality.

        11. Except as required by applicable law, any advice to be provided by the Advisor under this Agreement shall not be disclosed publicly or made available to third parties without the prior approval of the Advisor, and accordingly such advice shall not be relied upon by any person or entity other than the Company.

        12. The Company agrees that the Advisor has the right following the closing of a Purchase to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that the Advisor submits a copy of any such advertisements to the Company for its approval, which approval shall not be unreasonably withheld.

        13. The term of the Advisor's engagement hereunder shall terminate on February 28, 2003 unless earlier terminated as set forth below. Either party may terminate the Advisor's engagement hereunder at any time in whole or in part by giving the other party at least ten (10) days prior written notice. Paragraphs 7-12 and 14-17 shall survive termination or expiration of this Agreement. In addition, the Company's obligation to pay fees pursuant to paragraph 5 shall survive with respect to (i) transactions closed prior to such termination or expiration, and (ii) transactions closed within twelve (12) months following such termination or expiration which were instituted with the Advisor prior to such termination or expiration. Within thirty (30) days after the effective date of any such termination, the Advisor will deliver to the Company (i) a copy of Exhibit B as then constituted and (ii) a list of any companies with which the Advisor has instituted transactions as of the termination or expiration.

        14. The Company and the Advisor each represent to the other that there is no other person or entity that is entitled to a finder's fee or any type of brokerage commission in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with it.

        15. Nothing in this Agreement, expressed or implied, is intended to confer or does confer on any person or entity other than the parties hereto or their respective successors and assigns, and to the extent expressly set forth herein, the Indemnified Persons, any rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by the Advisor hereunder. The Company further agrees that neither the Advisor nor any of its controlling persons, affiliates, directors, officers, employees or agents shall have any liability to the Company or any person asserting claims an behalf of or in right of the Company for any losses, claims, damages, liabilities or expenses arising out of or relating to this Agreement or the services to be rendered by the Advisor hereunder, unless it is finally judicially determined that such losses, claims, damages, liabilities or expenses resulted directly from the negligence or willful misconduct of the Advisor.

        16. This Agreement may not be amended or modified except in writing signed by each of the parties and shall be governed by and construed and enforced in accordance with the laws of the State of California.

        17. Any controversy of claim arising out of or relating to this Agreement, or the alleged breach of this Agreement, shall be settled by binding arbitration situated in San Francisco, California and administered under the American Arbitration Association Rules by that arbitration service, or as the parties may otherwise mutually agree within 10 days of any request by any party for submission of a matter to arbitration. Any judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. This agreement to arbitrate is specifically enforceable. The arbitrator(s) may not award punitive or consequential damages. The parties to this Agreement agree that, in the event that any party to this Agreement initiates any arbitration proceedings to obtain any payments, benefits, rights or injunctive or other relief related to this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys fees and other related expenses incurred by the prevailing party to the extent successful in the proceedings.

        18. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        This Agreement supersedes the letter agreement between the parties dated November 7, 2000, as extended on November 15, 2001.

        If the foregoing correctly sets forth the understanding and agreement between the Advisor and the Company, please so indicate in the space provided for that purpose below, whereupon this letter shall constitute a binding agreement as of the date noted below.


                                          Bay City Capital BD LLC

                                          By:    /s/ Sanford S. Zweifach
                                                 -------------------------------
                                          Name:  Sanford S. Zweifach
                                          Title: President
                                          Date:  June 10, 2002

Agreed to and accepted this 10th day of June, 2002.


Epoch Biosciences, Inc.


By:   /s/ William Gerber, M.D.
      ---------------------------------
Name: William Gerber, M.D.
      Title: Chief Executive Officer

                                    EXHIBIT A
                                 [*] INITIATIVE

Between February and July, 2001 Bay City Capital undertook an investigation in to the status of the [*] industry with a particular focus on the influence of new [*] technologies, specifically [*]. The research included:

        Analysis of the key [*] players and relationships among them: clinical labs; technology-driven [*] franchises; [*] companies; and pharmaceutical companies;

             - ~ 20 companies interviewed

        Analysis of vendors supplying [*] technologies to the [*] industry;

             - ~ 10 companies interviewed

        Detailed modeling of the [*] product development process;

        Analysis of marketed [*] tests;

        Analysis of current and emerging technologies for [*] as well as[*];

        Study of market opportunities by technology ([*]), [*], and [*];

        Study of the [*] and expected changes to [*];

        Study of [*];

Based on this analysis, Bay City has since evaluated a series of [*] scenarios, including [*]; forging a [*]; and [*] strategy tied to an [*] company. This analysis has included [*], as well as[*]. Business and financial analysis continues, with a strong desire to [*].

Bay City is recognizes that Epoch possesses significant technology assets and technical, as well as, management expertise in the [*] and is prepared to align the [*] with Epoch. Bay City will share prior work product and contacts with Epoch and commit ongoing resources to this effort.










      *CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.

                                    EXHIBIT B
                    DESIGNATED PURCHASE OR ALLIANCE PARTNERS
                               (as of May 1, 2002)


The following list of entities represent the list of companies for which the Company desires the Advisor's engagement under the Agreement concerning a possible [*], as referenced in Section 4(a) of the Agreement.

[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]





















      *CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.

                                    EXHIBIT C
                         WARRANT ADJUSTMENT CALCULATION





                                       [*]




































      *CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.

                                    EXHIBIT D
                                 FORM OF WARRANT

        THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") NOR QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED, (THE "CALIFORNIA SECURITIES LAW"). THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT AND THE SECURITIES LAW. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH THE CALIFORNIA SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND COMPLIANCE ARE NOT REQUIRED.


                                                             Warrant to Purchase
                                                               _______ Shares of
                                                                    Common Stock



                       WARRANT TO PURCHASE COMMON STOCK OF

                             EPOCH BIOSCIENCES, INC.

        This is to certify that, for value received, BAY CITY CAPITAL, LLC, or a proper assignee (in case, the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from EPOCH BIOSCIENCES, INC., a Delaware corporation (the "Company"), having its principal place of business at _________________, WA _____, at any time during the period from the date hereof (the "Commencement Date") to 5:00 p.m., Pacific time, on ______, 200_ (the "Expiration Date") at which time this Warrant shall expire and become void, __________________________ (_______) shares ("Warrant Shares") of the Company's Common Stock (the "Common Stock"). This Warrant shall be exercisable at ________ dollars ($___) per share (the "Exercise Price"). The number of shares of Common Stock to be received upon exercise of this Warrant and the Exercise price shall be adjusted from time to time as set forth below. This Warrant also is subject to the following terms and conditions:

        1   Exercise and Payment; Exchange.

            1.1 This Warrant may be exercised in whole or in part at any time from and after the date hereof and before the Expiration Date, but if such date is a day on which federal or state chartered banking institutions located in the State of __________ are authorized to close, then on the next succeeding day which shall not be such a day. Exercise shall be by presentation and surrender to the Company at its principal office, or at the office of any transfer agent designated by the Company, of (i) this Warrant, (ii) the attached exercise form properly executed, and (iii) cash, wire transfer or certified or official bank check for the Exercise Price for the number of

Warrant Shares specified in the exercise form. If this Warrant is exercised in part only, the Company or its transfer agent shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant in proper form for exercise, accompanied by payment as aforesaid, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered by the Holder.

            1.2 In addition, the Holder shall have the right, upon its written request delivered or transmitted to the Company together with this Warrant, to exchange this Warrant, in whole or in part at any time or from time to time on or prior to the Expiration Date, for the number of Warrant Shares having an aggregate Fair Market Value (determined as set forth below) on the date of such exchange equal to the difference between (i) the aggregate Fair Market Value on the date of such exchange of a number of Warrant Shares designated by the Holder and (ii) the aggregate exercise price the Holder would have paid to the Company to purchase such designated number of Warrant Shares upon exercise of this Warrant. Upon any such exchange, the number of Warrant Shares purchasable upon exercise of this Warrant shall be reduced by such designated number of shares, and, if a balance of purchasable securities remains after such exchange, the Company shall execute and deliver to the Holder a new Warrant evidencing the right of the Holder to purchase such balance of securities. No payment of any cash or other consideration shall be required. Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Holder that the exchange pursuant to this Section be made, or at such later date as may be specified in such request.

            1.3 Fair market value of the Warrant Shares ("Fair Market Value") shall be determined as follows:

                (a) If the Warrant Shares are listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or are listed on the Nasdaq National Market or Small Cap Market, the current Fair Market Value shall be the last reported sales price of the Warrant Shares on such exchange or Nasdaq on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or Nasdaq; or

                (b) If the Warrant Shares are not so listed or admitted to unlisted trading privileges or quoted on Nasdaq, the current Fair Market Value shall be the mean of the last bid and asked prices reported on the last business day prior to the date of the exercise of this Warrant (i) by Nasdaq, or (ii) if reports are unavailable under clause (i) above, by the National Quotation Bureau Incorporated; or

                (c) If the Warrant Shares are not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current Fair Market Value shall be determined in good faith by the Board of Directors of the Company.

        2 Reservation of Shares. The Company shall, at all times until the expiration of this Warrant, reserve for issuance and delivery upon exercise of this Warrant the number of Warrant Shares which shall be required for issuance and delivery upon exercise of this Warrant.

        3 Fractional Interests. The Company shall not issue any fractional shares or script representing fractional shares upon the exercise or exchange of this Warrant. With respect to any fraction of a share resulting from the exercise or exchange hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current Fair Market Value per share of Common Stock, determined as set forth above.

        4 No Rights as Shareholders. This Warrant shall not entitle the Holder to any rights as a shareholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

        5 Adjustments in Number and Exercise Prices of Warrant Shares.

          5.1 The number of shares of Common Stock for which this Warrant may be exercised and the Exercise Prices therefor shall be subject to adjustments as follows:

                (a) If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of shares of Common Stock for which this Warrant may be exercised shall be increased or reduced, as of the record date for such recapitalization in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the exercise price shall be adjusted so that the aggregate amount payable for the purchase of all of the Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

                (b) If the Company declares a dividend on Common Stock payable in Common Stock or securities convertible into Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend shall equal the aggregate amount so payable immediately before such record date.

                (c) If the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its Common Stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), the Company shall give written notice to the Holder of any such distribution at least fifteen days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before the record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such distribution.

                (d) If the Company offers rights or warrants to the holders of Common Stock which entitle them to subscribe to or purchase additional Common Stock or securities convertible into Common Stock, the Company shall give written notice of any such proposed offering to the Holder at least fifteen (15) days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before such record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such distribution.

                (e) If the event, as a result of which an adjustment is made under paragraph (a), (b), (c) or (d) above, does not occur, then any adjustments in the Exercise Price or number of shares issuable that were made in accordance with such paragraph (a), (b), (c) or (d) shall be adjusted to the Exercise Price and number of shares as were in effect immediately prior to the record date for such event.

            5.2 In the event of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination), at any time prior to the expiration of this Warrant, upon subsequent exercise of this Warrant the Holder shall have the right to receive the same kind and number of shares of Common Stock and other securities, cash or other property as would have been distributed to the Holder upon such reorganization or reclassification had the Holder exercised this Warrant immediately prior to such reorganization or reclassification, appropriately adjusted for any subsequent event described in this Section 5. The Holder shall pay upon such exercise the Exercise Price that otherwise would have been payable pursuant to the terms of this Warrant.

            5.3 In the event of any consolidation or merger of the Company with another entity after which the Company is not the surviving entity, this Warrant shall terminate and be no longer exercisable, provided that the Holder shall have received notice of such consolidation or merger in accordance with Section 6 below.

            5.4 If the Company shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall have the right to receive upon exercise of this Warrant, in lieu of the shares of Common Stock of the Company that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder.

            5.5 The Company may retain a firm of independent public accountants of recognized standing (who may be any such firm employed by the Company) to make any computation required under this Section 5, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 5.

            5.6 Whenever the number of Warrant Shares or Exercise Price shall be adjusted as required by the provisions of this Section 5, the Company forthwith shall file in the custody of its secretary or an assistant secretary, at its principal office, an officer's certificate showing the adjusted number of Warrant Shares and Exercise Price and setting forth in reasonable detail the circumstances requiring the adjustment. Each such officer's certificate shall be made available at all reasonable times during reasonable hours for inspection by the Holder.

        6 Notices to Holder. So long as this Warrant shall be outstanding (a) if the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any similar rights or (c) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed to the Holder, at least twenty (20) days prior to the relevant date described below (or such shorter period as is reasonably possible if twenty (20) days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company's shareholders is to be taken for the purpose of any such dividend, distribution of rights, or such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

        7 Transfer, Exercise, Exchange, Assignment or Loss of Warrant, Warrant Shares or Other Securities.

            7.1 This Warrant may be transferred, exercised, exchanged or assigned ("transferred"), in whole or in part, subject to the following restrictions. This Warrant and the Warrant Shares or any other securities ("Other Securities") received upon exercise of this Warrant shall be subject to restrictions on transferability until registered under the Securities Act of 1933, as amended (the "Securities Act"), unless an exemption from registration is available. Until this Warrant and the Warrant Shares or Other Securities are so registered, this Warrant and any certificate for Warrant Shares or Other Securities issued or issuable upon exercise of this Warrant shall contain a legend on the fact thereof, in form and substance satisfactory to counsel for the Company, stating that this Warrant, the Warrant Shares or Other Securities may not be sold, transferred or otherwise disposed of unless, in the opinion of counsel satisfactory to the Company, which may be counsel to the Company, that the Warrant, the Warrant Shares or Other Securities may be transferred without such registration. This Warrant and the Warrant Shares or Other Securities may also be subject to restrictions on transferability under applicable state securities or blue sky laws. Until the Warrant and the Warrant Shares or Other Securities are registered under the Securities Act, the Holder shall reimburse the Company for its expenses, including attorneys' fees, incurred in connection with any transfer or assignment, in whole or in part, of this Warrant or any Warrant Shares or Other Securities.

            7.2 Until this Warrant, the Warrant Shares or other Securities are registered under the Securities Act, the Company may require, as a condition of transfer of this Warrant, the Warrant Shares, or other Securities that the transferee (who may be the Holder in the case of an exercise or exchange) represent that the securities being transferred are being acquired for investment purposes and for the transferee's own account and not with a view to or for sale in connection with any distribution of the security. The Company may also require that transferee provide written information adequate to establish that the transferee is an "accredited investor" within the meaning of

Regulation D issued under the Securities Act, or otherwise meets all qualifications necessary to comply with exemptions to the Securities Act and Securities Laws, all as determined by counsel to the Company.

            7.3 Any transfer permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office or to the Transfer Agent at its offices with a duly executed request to transfer the Warrant, which shall provide adequate information to effect such transfer and shall be accompanied by funds sufficient to pay any transfer taxes applicable. Upon satisfaction of all transfer conditions, the Company or Transfer Agent shall, without charge, execute and deliver a new Warrant in the name of the transferee named in such transfer request, and this Warrant promptly shall be cancelled.

            7.4 Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct the Transfer Agent to execute and deliver, a new Warrant of like tenor and date, any such lost, stolen or destroyed Warrant thereupon shall become void.

            7.5 Each Holder of this Warrant, the Warrant Shares and any Other Securities shall indemnify and hold harmless the Company, its directors and officers, and each other person, if any, who controls the Company, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or any such person may become subject under the Securities Act, Securities Law or any statute or common law, insofar as such losses, claims, damages or liabilities. or actions in respect thereof, arise out of or are based upon the disposition by such Holder by such Holder of the Warrant, the Warrant Shares or Other Securities in violation of this Warrant.

        8 No Dilution or Impairment. The Company will not, by amendment of its Articles of Incorporation or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times, in good faith, take all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.

        9 Registration Rights.

            9.1 Piggyback Registration Rights. The Company shall notify the Holder in writing prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to the Company's initial registered public offering of securities, employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford the Holder an opportunity to include in such registration statement all or any part of the Warrant Shares. If the Holder desires to include in any such registration statement all or any part of the Warrant Shares, it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Warrant Shares by the Holder.

            9.2 Underwriting. If the registration statement under which the Company gives notice under this Section 9 is for an underwritten offering, the Company shall so advise the Holder. In such event, the right of the Holder to be included in a registration pursuant to this Section 9 shall be conditioned upon the Holder's participating in such underwriting and the inclusion of the Holder's Warrant Shares in the underwriting to the extent provided herein. The Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Warrant, the inclusion of the Warrant Shares in any such registration shall not reduce the amount of any securities included in such registration by the Company or any stockholder of the Company exercising registration rights granted prior to the date hereof.

            9.3 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration pursuant to this Section 9 prior to the effectiveness of such registration whether or not the Holder has elected to include securities in such registration. The Registration Expenses (as defined below) of such withdrawn registration shall be borne by the Company.

            9.4 Market Standoff. In connection with an underwritten public offering of the Company's securities and upon request of the Company or the underwriters managing such offering of the Company's securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder.

            9.5 Expenses of Registration. All expenses incurred in connection with all registrations effected pursuant to this Section 9 including without limitation all registration, filing, and qualification fees (including blue sky fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for the Company, and expenses of any special audits incidental to or required by such registration (collectively, "Registration Expenses"), shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes, underwriters' discounts or commissions relating to Warrant Shares.

            9.6 Termination of Registration Rights. The rights granted to the Holder under this Section 9 shall terminate and be of no further force and effect upon the earlier of such time that the Registered Holder is able to sell all of the Warrant Shares in compliance with Rule 144 of the Securities Act during any ninety (90) day period, or otherwise without registration.

        10 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or facsimile transmission to the party to be notified, or one
(1) day after deposit with a nationally recognized overnight delivery service, all delivery charges paid, or three (3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, in any such case addressed (a) if to Holder, at the address of Holder appearing on the records of the Company, or at such other address as Holder shall have furnished to the Company in writing in accordance with this Section 9, or (b) if to the Company, at its principal office set forth above, or any other address which the Company shall have furnished to Holder in writing in accordance with this Section 9.

        11 Amendment. Any provision of this Warrant may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

        12 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of [California].

        IN WITNESS WHEREOF, the Company has executed this Warrant as of _________, 200_.

                                 EPOCH BIOSCIENCES, INC.


                                 By:
                                       -----------------------------------------
                                       William Gerber, Chief Executive Officer

                                                                   EXHIBIT 10.31

                                                                         Annex A
                               [FORM OF EXERCISE]

                    (To be executed upon exercise of Warrant)

            The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________ shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of __________________ the amount of $__________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of ______________ whose address is ___________________________________. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name of ___________ ___________________ whose address is _____________________________ and that such
Warrant Certificate be delivered to ________________________, whose address is
_________________________________.


Dated:

                              Signature: _______________________________________
                              (Signature must conform in all respects to name of holders as specified on the face of the Warrant Certificate.)


______________________________
(Insert Social Security or
Taxpayer Identification
Number of Holder.)